Exhibit 10.2

THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENTOR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMPIO PHARMACEUTICALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR UNSECURED MANDATORILY CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, AMPIO PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower” or “Ampio”), promises to pay to                      (the “Holder”) or his registered assigns or successors in interest, the sum of                      Thousand Dollars ($            ,000.00)(the “Principal Amount”), together with any accrued and unpaid interest hereon, on March 31, 2011.

The following terms shall apply to this Senior Unsecured Mandatorily Convertible Debenture (the “Debenture”):

ARTICLE I

INTEREST, MATURITY AND STATUS

1.1. Interest and Warrant. This Debenture shall accrue interest at the rate of 8% per annum, with interest payable quarterly commencing with the quarter ending December 31, 2010. At Ampio’s discretion, interest may be paid in cash or by payment-in-kind (“PIK”) through the issuance of additional Debentures (the “PIK Debentures”) in the form of this Debenture, in an aggregate principal amount equal to the interest then payable to the Holder. In addition, on receipt of the Principal Amount, Ampio shall issue to the Holder warrants (the “Warrants”) that will entitle the Holder to acquire on exercise of the Warrants an aggregate number of Ampio shares of common stock (the “Warrant Shares”) equal to 20% of the Conversion Shares (defined below) issuable on conversion of this Debenture. The Warrant exercise price will be equal to the Conversion Price (defined below), and the Warrants will be exercisable for a period of three years from the date of the Offering (defined below).

1.2. Maturity. The aggregate principal amount outstanding under this Debenture (the “Principal Amount”) and any PIK Debentures, together with any accrued and unpaid interest on this Debenture and any PIK Debentures, shall automatically be paid through conversion into Ampio common stock at the earlier of (i) closing of a public or private equity financing (the “Offering”) in an amount exceeding $10 million, or (ii) March 31, 2011 (hereinafter, the “Conversion Maturity Date”).

1.3. Status. The Debentures are unsecured.

ARTICLE II

CONVERSION REPAYMENT

2.1. Mandatory Conversion. Subject to the terms of this Article II, on the Conversion Maturity Date, this Debenture and any PIK Debentures issued in connection herewith shall automatically convert, without any further action by the Holder, into Ampio common stock at the Conversion Price. The shares of Ampio common stock to be issued upon such conversion and on conversion of any PIK Debentures are herein referred to as the “Conversion Shares.” The “Conversion Price” shall mean the lower of (i) $1.75 per share, or (ii) the per-share price at which Ampio’s common stock is sold in the Offering (or in the first tranche of the Offering if the Offering is split into tranches). The Conversion Price may be adjusted pursuant to the other terms of this Debenture.

2.2. Voluntary Conversion. Subject to the terms of this Article II, commencing 30 days from the date of issuance and until the Conversion Maturity Date, the Holder may voluntarily convert this Debenture and any PIK Debentures issued in connection herewith into Ampio common stock at the Conversion Price.

2.3. Mechanics of Conversion. Within three business days of the Conversion Maturity Date, Borrower shall provide irrevocable written instructions to Ampio’s transfer agent accompanied by an opinion of counsel to Borrower and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.4. Determination and Adjustment of Conversion Shares and Conversion Price.

(a) The number of Conversion Shares to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal to be converted by the then applicable Conversion Price.

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows: If the Borrower at any time on or after the issuance date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Borrower at any time on or after the issuance date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 2.4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective. Notwithstanding the foregoing and any other terms of this Debenture, the issuance of shares of Ampio common stock (i) in the Offering (ii) in connection with the acquisition of DMI BioSciences, Inc. (“BioSciences”), and (iii) the issuance of additional debentures with terms identical or substantially equivalent to the terms hereof shall not be events which shall require any adjustment in the Conversion Price or the Conversion Shares.

(c) As described in subparagraph (b) above, the Borrower may issue additional debentures on terms identical or substantially equivalent to those set forth herein. If for any reason the Borrower issues additional debentures on terms that are more favorable to the holder(s) thereof than the terms of this Debenture are to the Holder, the Borrower agrees that it will ascribe “most favored nation” status to the Holder and will conform the terms of this Debenture such that the terms hereof are as favorable to the Holder as any other debenture issued to any other holder prior to the Public Offering.

2.5 Registration and Release of Prior Issued Shares From Lock-Up. Ampio shall include on the registration statement to be filed in connection with a public Offering, or shall file a separate registration statement if the Offering is undertaken privately (hereinafter, the “Registration Statement”), (i) the Conversion Shares issuable on conversion of this Debenture and any PIK Debentures, (ii) the shares of Ampio common stock issuable or issued to the Holder in connection with the BioSciences acquisition (the “BioSciences Shares”), if any, and (iii) the Warrant Shares (collectively, the Conversion Shares, the BioSciences Shares and the Warrant Shares are referred to as the “Shares”). Such registration shall be without cost to the Holder, except if the Holder desires to obtain his, her or its own counsel, in which case the fees of such counsel shall be paid by the Holder. If the Registration Statement is not declared effective by the Conversion Maturity Date, then Ampio shall obtain the effectiveness of such Registration Statement within 60 days thereafter. Failure to obtain the registration of the Shares shall be an Event of Default hereunder. Ampio shall release the Holder from any lockup applicable to the BioSciences Shares and shall not require the Holder to execute any lock-up agreement with respect to the Shares. It is understood by the parties that the release of the Holder from any lock-up of the BioSciences Shares, if any are held by the Holder, is specifically premised upon the Holder’s agreement to purchase this Debenture from Ampio.

2.6. Authorized Shares. The Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the full conversion of this Debenture, any PIK Debentures, and the exercise of the Warrants, with such reservation remaining in effect at all time until this Debenture is repaid in full by conversion. The Borrower represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable shares of Ampio Common Stock with such rights and attributes as are pari passu to the rights and attributes of Ampio Common Stock presently outstanding and to be issued in the Offering. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Debenture shall be convertible at the then current Conversion Price or into which the Warrants may be exercised, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of this Debenture and exercise of the Warrants. The Borrower (i) acknowledges that it will irrevocably instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture and exercise of the Warrants, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture and, upon exercise thereof, the Warrants.

2.7 Status of Shares. The Conversion Shares issued on conversion of this Debenture, the BioSciences Shares and the Warrant Shares shall be restricted stock until the Registration Statement is declared effective by the SEC. Accordingly, until such time as the Registration Statement is declared effective, the Shares shall be salable by the Holder only in accordance with the provisions of Rule 144 or other available exemption from Section 5 of the Securities Act of 1933, as amended, in accordance with the terms of such exemption. In connection with the Offering, Ampio will agree with the underwriters or placement agent thereof to timely file all required reports under the Securities Exchange Act of 1934, as amended, in order to ensure that the current public information requirement of Rule 144 is met by Ampio.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.9, inclusive, shall be an “Event of Default”:

3.1. Breach of Covenant. Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of five (5) days after the occurrence thereof and notice of breach being furnished to Borrower by Holder.

3.2. Breach of Representations and Warranties. Borrower shall have breached in any material respect any representation or warranty of Borrower made herein, including failure to obtain the effectiveness of the Registration Statement by the Conversion Maturity Date or the extension period thereof, and such breach continues for a period of five (5) days after the occurrence thereof and notice of breach being furnished to Borrow by Holder.

3.3. Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof. For purposes hereof, the “Principal Market” for the Common Stock is the OTC Bulletin Board.

3.4. Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5. Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $500,000 in the aggregate, which shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.6. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries, which proceedings are not dismissed within thirty (30) days of filing.

3.7. Default Under Other Material Agreements. The occurrence of an Event of Default under any other material agreement to which the Borrower is party that evidences indebtedness of at least $500,000.

3.8. Failure to Deliver Conversion Shares or Replacement Debenture. Borrower’s failure to timely deliver Conversion Shares to the Holder pursuant to and in the form required by this Debenture, if such failure to timely deliver Conversion Shares shall not be cured within five (5) business days or, if Borrower is required to issue a replacement Debenture to Holder, Borrower shall fail to deliver such replacement Debenture within seven (7) business days.

ARTICLE IV

DEFAULT PROVISIONS

4.1. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Debenture shall automatically be instated at a rate of 18% per annum, retroactive (and to be effective) as of the date of issuance of this Debenture, which interest shall be payable in cash or Conversion Shares, at the option of the Borrower.

4.2. Conversion Privileges During Default. The conversion privileges set forth in Article II shall remain in full force and effect from the date hereof and until this Debenture is paid in full, including in the occurrence of an Event of Default.

4.3. Cumulative Remedies. The remedies under this Debenture shall be cumulative.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to the Holder as of the date hereof as follows:

5.1 Organization. Ampio is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

5.2 Authority; Enforceability. Ampio has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ampio and no other corporate proceedings on the part of Ampio are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Ampio and constitutes a valid and binding obligation of Ampio, enforceable against Ampio in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

5.3 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Debenture or the consummation by Ampio of any of the transactions contemplated hereby, except the effectiveness of the Registration Statement as described herein.

5.4 Disclosure. Ampio has filed with the Securities and Exchange Commission all of its required filings under the Securities Exchange Act of 1934 since the date of its merger with Chay Enterprises, Inc. in March 2010.

5.5 No Other Representations or Warranties. Except as set forth above in this Articles I and V hereof, no other representations or warranties, express or implied, are made by Ampio.

ARTICLE VI

MISCELLANEOUS

6.1 Accredited Investor Status. The Holder will deliver to Ampio on execution hereof a subscription agreement which shall evidence that the Holder is an accredited investor, as that term is defined by the federal securities laws. In addition, such accredited investor status excludes the value of the Holder’s principal residence, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

6.2. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.3. Notices. Any notice herein required or permitted to be given shall be in writing, addressed to the receiving party at the address noted below, and sent by U.S. mail or by confirmed facsimile transmission, to:

in the case of the Holder:

Facsimile:

in the case of the Borrower:

Donald B. Wingerter, Jr., Chief Executive Officer

Ampio Pharmaceuticals, Inc.

8400 East Crescent Parkway, Suite 600

Greenwood Village, Colorado 80111

Facsimile: (303) 418-1001

with a copy to:

Robert W. Walter, Esq.

Richardson & Patel, LLP

Colorado location: 9660 East Prentice Circle

Greenwood Village, Colorado 80111

Facsimile: (720) 221-8162

6.4. Amendment Provision. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

6.5. Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Holder without the prior written consent of the Borrower, which consent will not be unreasonably withheld by Borrower.

6.6. Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’, expert witness and arbitration fees. If an Event of Default occurs, then this Section 6.6 shall prevail over Section 6.7 with respect to responsibility for all costs and fees in the event the Holder initiates a collection action.

6.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without regard to principles of conflicts of law. HOLDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of Denver, State of Colorado. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Debenture or any of the transactions contemplated herein will be finally settled by binding arbitration in Denver, Colorado in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Colorado law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

6.8. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to the Borrower.

6.9. Independent Legal Advice. All parties acknowledge and represent that: (a) they have read this Debenture; (b) they clearly understand this Debenture and each of its terms; (c) they fully and unconditionally consent to the terms of this Debenture; (d) all parties have had the benefit and advice of counsel of their own selection, and the Holder has not relied upon the advice or counsel of Richardson & Patel, LLP, counsel to the Borrower, with respect to this Debenture; (e) they have executed this Debenture, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person, except as is specifically set forth herein; and (g) the consideration received by them has been actual, adequate, sufficient, and received.

6.10. Construction. Each party acknowledges that it or its own independent legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor either party against the other.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Senior Unsecured Mandatorily Convertible Debenture to be signed in its name effective as of this      day of             , 2010.

AMPIO PHARMACEUTICALS, INC.

By:	/s/
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer